UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016 (March 2, 2016)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11080 CirclePoint Road, Suite 140, Westminster, CO 80020

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On March 2, 2016, ARCA biopharma, Inc. (“ARCA”) and Circle Point Properties, LLC (“Landlord”) entered into an Amendment to Office Lease Agreement (the “Amended Lease”).

Under the terms of the Amended Lease, ARCA continues to lease approximately 5,300 square feet of office facilities in Westminster, Colorado for an additional 38 month term beginning October 1, 2016. Minimum lease payments committed under the Amended Lease through November 2019 are approximately $260,000. The lease includes an option to renew for an additional 36 month term at the then prevailing rental rates.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the Agreement is qualified in its entirety by reference to such exhibit.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to Office Lease Agreement, effective March 2, 2016, between ARCA biopharma, Inc. and Circle Point Properties, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2016

ARCA biopharma, Inc.
(Registrant)

By:	/s/ Brian L. Selby
	Name:	Brian L. Selby
	Title:	Vice President, Finance and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amendment to Office Lease Agreement, effective March 2, 2016, between ARCA biopharma, Inc. and Circle Point Properties, LLC.